                                                                    Exhibit (g)2

                             SUB-ADVISORY AGREEMENT

                                    BETWEEN

                     LEHMAN BROTHERS ASSET MANAGEMENT INC.

                                      AND

              LINCOLN CAPITAL FIXED INCOME MANAGEMENT COMPANY, LLC

            AGREEMENT, made as of the __th day of ______, 2003, by and between LEHMAN BROTHERS ASSET MANAGEMENT INC., a Delaware corporation ("Lehman Brothers"), and LINCOLN CAPITAL FIXED INCOME MANAGEMENT COMPANY, LLC, a [Delaware] limited liability company ("Lincoln Capital").

                               W I T N E S S E T H

            WHEREAS, Lehman Brothers/First Trust Income Opportunity Fund, a Delaware statutory trust (the "Fund"), intends to engage in business as a diversified, closed-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Investment Company Act");

            WHEREAS, Lehman Brothers has entered into an Investment Advisory Agreement with the Fund dated as of __________, 2003 (the "Investment Advisory Agreement"), pursuant to which the Fund has retained Lehman Brothers to serve as the investment adviser of the Fund;

            WHEREAS, pursuant to the Investment Advisory Agreement, Lehman Brothers is authorized to enter into a sub-advisory agreement with an investment adviser registered under the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"), subject to such approvals of the Board of Trustees of the Fund (the "Board") and the shareholders of the Fund ("Shareholders") as may be required to comply with applicable provisions of the Investment Company Act, to obtain any or all of the investment advisory services required to be provided by Lehman Brothers under the Investment Advisory Agreement;

            WHEREAS, Lincoln Capital is registered as an investment adviser under the Investment Advisers Act and engages in the business of acting as an investment adviser;

            WHEREAS, Lehman Brothers, with the approval of the Board, desires to delegate to Lincoln Capital the duty to manage the portfolio investments of the Fund in the manner and on the terms and conditions hereinafter set forth; and

            WHEREAS, Lincoln Capital desires to be retained to perform such services on said terms and conditions.

            NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

            1.    GENERAL PROVISIONS.

            Lehman Brothers hereby retains Lincoln Capital to act as the sub-adviser of the Fund and to perform, subject to the general supervision of Lehman Brothers and the Board, such duties and functions as are set forth in paragraph 2. Lincoln Capital shall, for purposes of this Agreement, be deemed an independent contractor and shall not have, except as expressly provided or authorized herein, any authority to act for or represent Lehman Brothers or the Fund in any way or otherwise to serve as or to be deemed an agent of the Fund. Lincoln Capital shall provide services hereunder in a manner consistent with:
(a) the provisions of the Investment Company Act and any applicable rules and regulations thereunder; (b) any other applicable provisions of Federal or state law; (c) the provisions of the Declaration of Trust, as may be amended from time to time of the Fund ("Declaration of Trust"), as amended from time to time; (d) the policies and determinations of the Board, (e) the investment policies and investment restrictions of the Fund as reflected in the registration statement of the Fund and as such policies may, from time to time, be amended; and (f) the Prospectus and Statement of Additional Information of the Fund, as may be amended from time to time. The appropriate officers and employees of Lincoln Capital shall be available upon reasonable notice for consultation with any members of the Board or officers of the Fund or Lehman Brothers with respect to any matters dealing with the business and affairs of the Fund.

            2.    DUTIES OF LINCOLN CAPITAL.

            (a) Lincoln Capital shall, subject to the general supervision of Lehman Brothers and the Board: (i) manage the Fund's investment portfolio and make and implement all decisions regarding the investment and reinvestment of the assets of the Fund; (ii) provide statistical, research and other factual data for use in connection with the Fund's investment program; (iii) place all orders for the purchase and sale of investments by the Fund and monitor the execution of transactions for the Fund and the settlement and clearance of such transactions; (iv) maintain such internal systems and controls as may be necessary to provide reasonable assurance that the investment advisory services of Lincoln Capital provided to the Fund are provided in a manner consistent with the investment objectives, policies and restrictions of the Fund and with the requirements of applicable laws and regulations; (v) provide or maintain such facilities as may be necessary in rendering the services set forth in clauses
(i) through (iv) of this paragraph 2(a); (vi) report to Lehman Brothers and the Board on the Fund's investments and performance; and (viii) provide all other services that Lehman Brothers may reasonably deem necessary or convenient to the foregoing.

            (b) Nothing in this Agreement shall prevent Lincoln Capital or any affiliate thereof from acting as investment adviser for any other person, firm, fund, corporation or other entity and shall not in any way limit or restrict Lincoln Capital, or any of its affiliates, or their respective directors, officers, stockholders or employees from buying, selling or trading any securities or other investments for its or their own account or for the account of others for whom it or they may be acting, provided that such activities do not adversely affect or otherwise impair the performance by Lincoln Capital of its duties and obligations under this Agreement and under


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
the Investment Advisers Act and further provided that such activities do not violate any provisions of the code of ethics of Lincoln Capital governing personal securities trading by persons who are "access persons," as defined by Rule 17j-1 under the Investment Company Act.

            3.    ALLOCATION OF EXPENSES.

            Lincoln Capital shall pay all expenses incurred by it in providing services under this Agreement, including, but not limited to, the salaries, employment benefits and other related costs of those of its personnel engaged in providing investment advice to the Fund hereunder, and the costs of office space, office equipment, telephone and postage.

            4.    COMPENSATION OF LINCOLN CAPITAL.

            In consideration of the services provided by Lincoln Capital under this Agreement, Lehman Brothers will pay Lincoln Capital a monthly fee computed at the annual rate identified on Schedule A of the Fund's average daily managed assets (the "Sub-Advisory Fee"). "Managed assets" means net assets, including assets attributable to outstanding preferred shares, plus the aggregate amount of any borrowings. The Sub-Advisory Fee shall accrue daily, and shall be payable monthly, in arrears, on the first business day of the next succeeding calendar month. The daily fee accrual shall be computed by multiplying the fraction of one divided by the number of days in the calendar year by the Sub-Advisory Fee, and multiplying this product by the managed assets of the Fund, as of the close of business on the last preceding business day on which the Fund's managed assets were determined.

            5.    PORTFOLIO TRANSACTIONS AND BROKERAGE.

            (a) Lincoln Capital shall be responsible for the selection of brokers or dealers to execute the Funds' portfolio transactions. In selecting brokers or dealers to execute transactions on behalf of the Fund, Lincoln Capital generally shall seek to obtain the best price and execution for the transactions, taking into account factors such as price, the size and type of the transaction; the nature and character of the markets for the security to be purchased or sold; the execution efficiency, settlement capability and financial condition of the dealer; the dealer's execution services rendered on a continuing basis; and the reasonableness of any dealer spreads.

            (b) Consistent with the principle of seeking best execution in connection with the Fund's portfolio transactions, Lincoln Capital shall have discretion, in the interests of the Fund, to place orders for the Fund with brokers or dealers that provide Lincoln Capital with research services (as such services are defined in Section 28(e)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act")), including, without limitation, supplemental research, market and statistical information, including advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities, and furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts, which may assist Lincoln Capital in managing the assets of the Fund or other accounts for which Lincoln Capital or any affiliate of Lincoln Capital exercises "investment discretion" (as that term is defined in Section 3(a)(35) of the 1934 Act). Lincoln Capital shall have discretion to cause the Fund to pay such brokers or dealers a commission for effecting a portfolio transaction for the


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
Fund that is in excess of the amount of commission another broker or dealer adequately qualified to effect such transaction would have charged for effecting that transaction, if Lincoln Capital determines, in good faith, that such commission is reasonable in relation to the value of the brokerage and/or research services provided by such broker or dealer viewed in terms of either that particular transaction or the overall responsibilities of Lincoln Capital or its affiliates with respect to accounts as to which they exercise investment discretion. In reaching such determination, Lincoln Capital will not be required to place or attempt to place a specific dollar value on the brokerage or research services provided or being provided by such broker or dealer. In demonstrating that such determinations were made in good faith, Lincoln Capital shall be prepared to show that all commissions were allocated for purposes contemplated by this Agreement and that the total commissions paid by the Fund over a representative period selected by the Board were reasonable in relation to the benefits to the Fund.

            (c) Lincoln Capital shall have no duty or obligation to seek advance competitive bidding for the most favorable commission rate applicable to any particular portfolio transactions or to select any broker or dealer on the basis of its purported or "posted" commission rate but will endeavor to be aware of the current level of the charges of eligible brokers or dealers and to minimize the expense incurred by the Fund for effecting its portfolio transactions to the extent consistent with the interests and policies of the Fund.

            (d) The Fund recognizes that a broker or dealer affiliated with Lehman Brothers or Lincoln Capital (i) may act as one of the regular brokers for the Fund so long as it is lawful for it so to act; (ii) may be a major recipient of brokerage commissions paid by the Fund; and (iii) may effect portfolio transactions for the Fund only if the commissions, fees or other remuneration received or to be received by it are determined in accordance with procedures contemplated by any rule, regulation or order adopted under the Investment Company Act to be within the permissible level of such commissions.

            (e) Subject to the foregoing provisions of this paragraph 5, Lincoln Capital may also consider sales of Interests as a factor in the selection of brokers or dealers for its portfolio transactions.

            6.    BOOKS AND RECORDS.

            Lincoln Capital agrees that all records that it maintains for the Fund, on behalf of Lehman Brothers, are the property of the Fund and further agrees to surrender promptly to the Fund or to Lehman Brothers any of such records upon request. Lincoln Capital further agrees to preserve for the periods prescribed by applicable laws, rules and regulations all records required to be maintained by Lincoln Capital on behalf of Lehman Brothers under such applicable laws, rules and regulations, or such longer period as Lehman Brothers may reasonably request from time to time.

            7.    DURATION.

            This Agreement will take effect on the date first set forth above. Unless earlier terminated pursuant to paragraph 12 hereof, this Agreement shall remain in effect for an initial term of two (2) years from such date and thereafter shall continue in effect from year to year, so long as such continuance shall be approved at least annually by the Board or by the holders of a "majority of the outstanding voting securities" of the Fund (as defined in the Investment Company Act), subject in such case to the approval by a vote of the majority of the Managers who are not parties to this Agreement or "interested persons" (as defined in the Investment Company Act and the rules thereunder) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

            8.    DISCLAIMER OF SHAREHOLDER OR TRUSTEE LIABILITY.

            (a) Lincoln Capital understands and agrees that the obligations of the Fund under this Agreement are not binding upon any Shareholder or Trustee of the Fund personally, but bind only the Fund and the Fund's property.

            (b) Lincoln Capital acknowledges that it has notice of the provisions of the Declaration of Trust, disclaiming Shareholder and Trustee liability for acts and obligations of the Fund.

            9.    EXCULPATION; INDEMNIFICATION.

            (a) Lincoln Capital shall not be liable to the Fund or Lehman Brothers for any error of judgment or mistake of law or for any loss suffered by the Fund or Lehman Brothers in connection with the performance by Lincoln Capital of its duties under this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services, or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of Lincoln Capital or any of its officers, directors, employees or agents (collectively, the "Affiliates") in the performance of their duties under this Agreement, or from reckless disregard by Lincoln Capital or its Affiliates of their obligations or duties under this Agreement.

            (b) The Fund shall indemnify and hold harmless Lincoln Capital and its Affiliates (each, an "Indemnified Person") against any and all losses, claims, damages or liabilities, joint or several, including, without limitation, reasonable attorneys' fees and disbursements, reasonably incurred by them in connection with, or resulting from, their actions or inactions in connection with the performance of their duties under this Agreement, except those losses, claims, damages or liabilities resulting from willful misfeasance, bad faith or gross negligence in the performance by the Indemnified Persons of their duties under this Agreement, or the reckless disregard of their obligations or duties under this Agreement.

            (c) Notwithstanding any of the foregoing to the contrary, the provisions of this paragraph 9 shall not be construed so as to relieve the Indemnified Person of, or provide indemnification with respect to, any liability (including liability under Federal securities laws, which under certain circumstances, impose liability even on persons who act in good faith) to the extent (but only to the extent) that such liability may not be waived, limited or modified under applicable law or that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the provisions of this paragraph 9 to the fullest extent permitted by law.

            10.   REPRESENTATIONS, WARRANTIES AND COVENANTS.


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
            (a)   Representations, Warranties and Covenants of Lincoln Capital.

                  (i) Lincoln Capital is now, and will continue to be, a limited liability company duly formed and validly existing under the laws of the State of [Delaware] and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder.

                  (ii) Lincoln Capital is registered as an investment adviser with the Securities and Exchange Commission ("SEC") under the Investment Advisers Act and maintains all other required registrations and/or licenses. Lincoln Capital shall maintain any and all required registrations and licenses in effect at all times during the term of this Agreement.

            (b)   Other Covenants. Lincoln Capital further agrees that:

                  (i) as required by applicable laws and regulations, it will maintain books and records with respect to the Fund's securities transactions and it will furnish to Lehman Brothers and to the Board such periodic and special reports as Lehman Brothers or the Board may reasonably request; and

                  (ii) it will treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund, and will not use records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by Lehman Brothers or the Fund or when so requested by Lehman Brothers or the Fund, or required by law or regulation.

            (c)   Representations, Warranties and Covenants of Lehman Brothers.

                  (i) Lehman Brothers is now, and will continue to be, a corporation duly organized and validly existing under the laws of the State of Delaware and is fully authorized to enter into this Agreement and to carry out its duties and obligations hereunder.

                  (ii) Lehman Brothers is registered as an investment adviser with the SEC under the Investment Advisers Act. Lehman Brothers shall maintain such registration in effect at all times during the term of this Agreement.

            11.   ASSIGNMENT OR AMENDMENT.

            Any amendment to this Agreement shall be in writing and shall be subject to: (a) the approval of the Board, including the vote of a majority of the Trustees who are not "interested persons," as defined by the Investment Company Act, of the Fund or any party to this Agreement; and (b) the affirmative vote or written consent of the holders of a "majority of the outstanding voting securities" of the Fund," as defined by the Investment Company Act, to the extent such a vote of security holders is required by the Investment Company Act. This Agreement shall automatically and immediately terminate in the event of its "assignment," as defined in the Investment Company Act.


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
            12.   TERMINATION.

            This Agreement may be terminated (a) by Lincoln Capital at any time without penalty upon sixty (60) days' written notice to Lehman Brothers and the Fund (which notice may be waived by the Fund); (b) by Lehman Brothers at any time without penalty upon sixty (60) days' written notice to Lincoln Capital and the Fund (which notice may be waived by the Fund) or (c) by the Fund at any time without penalty upon sixty (60) days' written notice to Lincoln Capital or Lehman Brothers, provided that such termination by the Fund shall be directed or approved by the Board or by the vote of the holders of a "majority of the outstanding voting securities" of the Fund, as defined by the Investment Company Act.

            13.   NOTICES.

            Any notice or other communication required to be or that may be given hereunder shall be in writing and shall be delivered personally, telecopied, sent by certified, registered or express mail, postage prepaid or sent by national next-day delivery service and shall be deemed given when so delivered personally or telecopied, or if mailed, two days after the date of mailing, or if by next-day delivery service, on the business day following delivery thereto:

            (a)   If to Lehman Brothers, to:

                  Lehman Brothers Asset Management Inc.
                  399 Park Avenue
                  New York, New York  10022
                  Attention:

                  Telecopier:

            (b)   If to Lincoln Capital, to:

                  Lincoln Capital Fixed Income Management, LLC
                  200 S. Walker Drive
                  Suite 2100
                  Chicago, Illinois  60606
                  Attention:

                  Telecopier:

            14.   QUESTIONS OF INTERPRETATION.

            This Agreement shall be governed by the laws of the State of New York applicable to agreements made and to be performed entirely within the State of New York (without regard to any conflicts of law principles thereof). Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act shall be resolved by reference to such term or provision of the Investment Company Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules,


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
regulations or orders of the SEC issued pursuant to the Investment Company Act. In addition, where the effect of a requirement of the Investment Company Act reflected in any provision of this Agreement is revised by rule, regulation or order of the Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

            15.   DEFINITIONS.

            The terms and provisions of the Agreement shall be interpreted and defined in a manner consistent with the terms and provisions of the Investment Company Act and the rules thereunder.


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
            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the day and year first above written.

                                         LEHMAN BROTHERS ASSET MANAGEMENT INC.


                                         By:   _________________________________
                                               Name:
                                               Title:

                                         Date: _______________

                                         LINCOLN CAPITAL FIXED INCOME MANAGEMENT
                                         COMPANY, LLC


                                         By:   _________________________________
                                               Name:
                                               Title:

                                         Date: _______________



The provisions of Section 9 are hereby agreed to and accepted.

LEHMAN BROTHERS/FIRST TRUST INCOME OPPORTUNITY FUND





By:   ____________________________
      Name:
      Title:


Date: _______________


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
                                   SCHEDULE A

--------------------------------------------------------------------------------
MANAGED ASSETS                    SUB-ADVISORY FEE (AS A PERCENTAGE OF EACH
                                  INCREMENT OF THE AVERAGE DAILY MANAGED ASSETS)
--------------------------------------------------------------------------------
First $25,000,000                 0.55%
--------------------------------------------------------------------------------
Next $25,000,000                  0.45%
--------------------------------------------------------------------------------
Next $50,000,000                  0.35%
--------------------------------------------------------------------------------
Over $100,000,000                 0.30%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


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